[logo – American Funds®]

International Growth and Income Fund, Inc.
One Market, Steuart Tower
Suite 1800
San Francisco, California 94105

Phone (415) 393 7110
Fax (415) 393 7140
E-mail: pfq@capgroup.com

Patrick F. Quan
Secretary

August 4, 2008

Capital Research and Management Company
333 South Hope Street
Los Angeles, CA  90071

Re:  Investment Letter

Gentlemen and Ladies:

International Growth and Income Fund, Inc., a Maryland corporation (the “Fund”), hereby offers to sell to you one share of its Class A common stock, $0.001 par value, (the “Share”) at a price of $25.00 per share upon the following terms and conditions:

You agree to pay to the Fund the aggregate purchase price of $25.00 against delivery of a statement confirming the registration of the Share in your name.

You represent to the Fund that you are purchasing the Share for your own account for investment purposes and not with the present intention of redeeming or reselling the Share and that the purchase price of such Share is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

INTERNATIONAL GROWTH AND INCOME FUND, INC.

By  /s/ Patrick F. Quan
Patrick F. Quan, Secretary

Confirmed and agreed to August 4, 2008:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By  /s/ Michael J. Downer
Michael J. Downer, Secretary

[logo – American Funds®]

International Growth and Income Fund, Inc.
One Market, Steuart Tower
Suite 1800
San Francisco, California 94105

Phone (415) 393 7110
Fax (415) 393 7140
E-mail: pfq@capgroup.com

Patrick F. Quan
Secretary

September 9, 2008

Capital Research and Management Company
333 South Hope Street
Los Angeles, CA  90071

Re:  Investment Letter

Gentlemen and Ladies:

International Growth and Income Fund, Inc., a Maryland corporation (the “Fund”), hereby offers to sell to you 3,999 shares of its Class A common stock, $0.001 par value, (the “Shares”) at a price of $25.00 per share upon the following terms and conditions:

You agree to pay to the Fund the aggregate purchase price of $99,975.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Fund that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

INTERNATIONAL GROWTH AND INCOME FUND, INC.

By  /s/ Patrick F. Quan
Patrick F. Quan, Secretary

Confirmed and agreed to September 9, 2008:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By  /s/ Michael J. Downer
Michael J. Downer, Secretary